Exhibit 99.1

Synacor Reports Third Quarter 2020 Financial Results
--Company delivers 17% growth in Zimbra Enterprise SaaS and Cloud ID SaaS revenue
--Reinstates Financial Guidance for Fourth Quarter 2020

BUFFALO, N.Y., November 11, 2020 – Synacor, Inc. (Nasdaq: SYNC), a leading provider of cloud-based Collaboration and Identity Management software and services serving global enterprises, video, internet and communications providers, and governments, today announced its financial results for the third quarter ended September 30, 2020.

Third Quarter Highlights

•Third quarter revenue of $18.5 million
•GAAP net loss of $4.0 million, inclusive of $1.8 million of restructuring and impairment charges
•Adjusted EBITDA of $1.0 million with near break-even operating cash flow
•Portal & Advertising Segment Adjusted EBITDA margin of 7% with sequential revenue growth of 16%, showing solid recovery post the onset of COVID-19
•$8.1 million of recurring software revenue, that included 17% year-over-year growth in our focus areas of Zimbra Enterprise SaaS and Cloud ID SaaS
•Company reinstates financial guidance for the fourth quarter 2020, including expectations for continued double-digit Enterprise SaaS growth, double-digit Adjusted EBITDA margins and positive free cash flow

“Our third quarter results provide real evidence of Synacor’s transformation into a world-class Enterprise SaaS company that is also committed to expanded margins and positive cash flow,” said Himesh Bhise, Synacor’s Chief Executive Officer. “Zimbra Enterprise SaaS plus Cloud ID SaaS delivered 17% year-over-year growth, our second consecutive quarter of double digit Enterprise SaaS revenue growth that we expect will continue into 2021. We have also improved profitability: year-to-date Software Segment adjusted EBITDA margin expanded to 32% from 27% a year ago, and our Portal & Advertising Segment adjusted EBITDA margin was 7% in Q3 and break-even year-to-date, despite the impact of COVID-19.”

Bhise added, “We enter Q4 and 2021 with noteworthy Cloud ID customer launches, a compelling new Zimbra Cloud collaboration platform, a pronounced market recovery underway in Advertising, a robust sales pipeline, and a cost structure that will yield positive free cash-flow.”

Recent Operating Highlights

•Over 200 new and expansion customers for Zimbra email and collaboration platform delivered through worldwide channel partners
•Debuted Zimbra Cloud in North America – an integrated collaboration suite for small business with email, videoconferencing, chat, and cloud storage – for $2.95 per month with a 30-day free trial
•Signed four expansion deals for Cloud ID with content streaming and service provider customers; and pipeline remains robust
•Achieved significant launch milestones with current Cloud ID customers that will grow active users, including smart-speaker enablement for a large digital services provider, doubling of traffic with a Canadian OTT provider, and going live with content network Epix
•Active advertising publishers were 104 at the end of the third quarter, reflecting proactive reduction of less profitable publishers to enhance segment profitability
•Renewed six Zimbra contracts, three Cloud ID contracts, and two portal contracts with service providers in North America
•Unallocated corporate G&A declined 29% compared to the year ago quarter as a result of previously announced $10 million of cost reductions
Financial Results:
Revenue
For the third quarter of 2020, revenue was $18.5 million, compared to reported revenue of $31.4 million, or $23.7 million when excluding the ATT.net portal business, in the third quarter of 2019. The decline was primarily driven by the COVID-19 impact on our business.
Revenue in our Software & Services segment totaled $10.1 million, compared with $11.1 million in the third quarter of 2019, as double-digit growth in Enterprise SaaS was offset by COVID-19 related declines in consumer email, maintenance, and enterprise licenses.
Revenue in our Portal & Advertising segment totaled $8.4 million, compared with reported revenue of $20.3 million, or $12.6 million net of the ATT.net portal business, in the third quarter of 2019. Revenue increased 16% sequentially compared to the second quarter of 2020, and continues to improve into the fourth quarter, despite the impact from COVID-19.
Net Loss
Net loss for the third quarter of 2020 was $4.0 million, or $0.10 per share, compared with a net loss of $3.7 million, or $0.10 per share, in the prior year. Adjusted net loss was $2.3 million, or $0.05 per share in the current quarter, compared with an adjusted net loss of $1.0 million, or $0.03 per share, in the third quarter of 2019. Adjusted net loss excludes asset impairments, restructuring charges and certain legal and professional fees.
Adjusted EBITDA
Adjusted EBITDA for the third quarter of 2020 was $1.0 million, or 5.3% of revenue, compared with $2.7 million, or 8.7% of revenue, in the third quarter of 2019. Adjusted EBITDA excludes stock-based compensation, other income and expense, asset impairments, restructuring costs, and certain legal and professional fees.
Cash

Cash and cash equivalents at the end of the third quarter was $4.3 million, compared with $6.0 million at the end of the second quarter. The Company continues to have no borrowings on its $12 million credit facility, and expects to be cash flow positive beginning with the fourth quarter of 2020 on a go-forward basis.
Guidance

The Company previously suspended its practice of providing financial guidance on May 6, 2020 given the uncertainties regarding the COVID-19 pandemic. Due to improved visibility, the Company has decided to reinstate financial guidance.

Based on information available as of November 11, 2020, the Company is providing guidance as follows for the fourth quarter 2020:
•Revenue of $20.0 million to $22.0 million
•GAAP net loss of $0.5 million to $1.1 million
•Adjusted EBITDA of $2.5 million to $3.1 million
Conference Call Details
Synacor will host a conference call today at 5 p.m. ET to discuss its third quarter 2020 financial results. The live webcast of the Company’s earnings conference call can be accessed at https://www.synacor.com/investor-relations/events-and-presentations. To participate, please dial 1-833-235-2655 (toll free) or 1-647-689-4151 (international) and reference conference ID 4592597.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 8 p.m. ET on November 11, 2020 until 11:59 p.m. ET on November 18, 2020 by dialing 1-800-585-8367 or 1-416-621-4642 and using the pin number 4592597.
About Synacor
Synacor (Nasdaq: SYNC) is a cloud-based software and services company serving global video, internet and communications providers, device manufacturers, governments and enterprises. Synacor’s mission is to enable its customers to better engage with their consumers. Its customers use Synacor’s technology platforms and services to scale their businesses and extend their subscriber relationships. Synacor delivers managed portals, advertising solutions, email and collaboration platforms, and cloud-based identity management. www.synacor.com
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

We report adjusted net loss and adjusted diluted earnings per share because we believe these measures provide investors with additional information to assess our financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures. For a reconciliation of our GAAP Condensed Consolidated Statements of Operations to our adjusted non-GAAP measures, please refer to the table “Reconciliation of Adjusted Financial Measures” in this press release.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance including, without limitation, its fourth quarter and full year 2020 guidance, the statements and quotations from management, statements regarding the impact of the Company’s cost reduction plan on its future financial results, statements regarding future revenue improvement in the Portal & Advertising segment and Enterprise SaaS, statements regarding the ability to achieve positive cash flow in future periods, and Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements the Company makes.

The risks and uncertainties referred to above include – but are not limited to – risks associated with: the impact of the COVID-19 pandemic on our business, execution of our plans and strategies; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the Company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; and the price volatility of our common stock.

Further information on these and other factors that could affect the Company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Company’s most recent Form 10-K filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of November 11, 2020, and except as required by applicable law, Synacor undertakes no duty to update this information.

Synacor, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$4,280	$10,966
Accounts receivable, net	12,809	20,532
Prepaid expenses and other current assets	3,287	2,989
Total current assets	20,376	34,487
Property and equipment, net	12,192	14,948
Operating lease right-of-use assets	3,458	4,765
Goodwill	15,943	15,948
Intangible assets	6,820	8,411
Other assets	876	1,319
Total Assets	$59,665	$79,878

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,597	$12,583
Accrued expenses and other current liabilities	3,725	5,878
Current portion of deferred revenue	5,750	6,509
Current portion of long-term debt and finance leases	1,018	2,529
Current portion of operating lease liabilities	2,434	2,165
Total current liabilities	21,524	29,664
Long-term portion debt and finance leases	1,309	729
Deferred revenue	1,696	2,846
Long-term portion of operating lease liabilities	1,629	2,366
Deferred income taxes	334	275
Other long-term liabilities	248	334
Total Liabilities	26,740	36,214
Stockholders' Equity:
Common stock	405	401
Treasury stock	(2,004)	(1,931)
Additional paid-in capital	147,572	146,460
Accumulated deficit	(112,416)	(100,747)
Accumulated other comprehensive loss	(632)	(519)
Total stockholders’ equity	32,925	43,664
Total Liabilities and Stockholders' Equity	$59,665	$79,878

Synacor, Inc.
Condensed Consolidated Statements of Operations
(In thousands except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue	$18,529	$31,366	$57,288	$95,039
Costs and operating expenses:
Cost of revenue (1)	10,403	15,634	30,168	49,292
Technology and development (1)(2)	3,085	5,545	9,136	14,668
Sales and marketing (2)	3,410	5,473	11,581	17,014
General and administrative (1)(2)	3,238	5,648	10,978	14,068
Depreciation and amortization	1,991	2,605	6,430	7,607
Total costs and operating expenses	22,127	34,905	68,293	102,649
Loss from operations	(3,598)	(3,539)	(11,005)	(7,610)
Other (expense) income, net	(124)	101	218	110
Interest expense	(37)	(80)	(146)	(199)
Loss before income taxes	(3,759)	(3,518)	(10,933)	(7,699)
Provision for income taxes	203	207	736	757
Net loss	$(3,962)	$(3,725)	$(11,669)	$(8,456)
Net loss per share:
Basic	$(0.10)	$(0.10)	$(0.30)	$(0.22)
Diluted	$(0.10)	$(0.10)	$(0.30)	$(0.22)
Weighted average shares used to compute net loss per share:
Basic	39,503,951	39,073,998	39,405,791	39,047,561
Diluted	39,503,951	39,073,998	39,405,791	39,047,561
Notes:
(1) Exclusive of depreciation and amortization shown separately.
(2) Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Technology and development	$50	$103	$163	$298
Sales and marketing	97	149	301	375
General and administrative	186	277	629	511
	$333	$529	$1,093	$1,184

Synacor, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands)
(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA:
Net loss	$(3,962)	$(3,725)	$(11,669)	$(8,456)
Provision for income taxes	203	207	736	757
Interest expense	37	80	146	199
Other expense (income), net	124	(101)	(218)	(110)
Depreciation and amortization	2,562	3,036	8,059	8,509
Asset impairment**	687	1,525	687	1,751
Stock-based compensation expense	333	529	1,093	1,184
Restructuring costs	1,099	819	1,219	819
Certain legal and professional services fees*	(94)	370	1,704	1,406
Adjusted EBITDA	$989	$2,740	$1,757	$6,059

*	"Certain legal and professional services fees" includes legal fees and other related expenses outside the ordinary course of business, as well as fees and expenses related to merger and acquisition activities.
**	"Asset Impairment" includes impairment charges related to property, plant and equipment, capitalized software and leased assets.

Synacor, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(11,669)	$(8,456)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	8,081	8,513
Asset impairment	687	1,751
Stock-based compensation expense	1,093	1,184
Provision for deferred income taxes	59	59
Change in allowance for doubtful accounts	(20)	77
Changes in operating assets and liabilities:
Accounts receivable, net	7,743	5,369
Prepaid expenses and other assets	122	59
Operating lease right-of-use assets and liabilities, net	(109)	36
Accounts payable, accrued expenses and other liabilities	(5,561)	(3,132)
Deferred revenue	(1,429)	(251)
Net cash (used in) provided by operating activities	(1,003)	5,209
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,640)	(3,159)
Net cash used in investing activities	(2,640)	(3,159)
Cash Flows from Financing Activities:
Repayments on long-term debt and finance leases	(2,863)	(2,531)
Proceeds from exercise of common stock options	—	40
Payment of debt issuance costs	—	(60)
Purchase of treasury stock and shares received to satisfy minimum tax withholdings	(73)	(32)
Net cash used in financing activities	(2,936)	(2,583)
Effect of exchange rate changes on cash and cash equivalents	(107)	(156)
Net decrease in Cash and Cash equivalents	(6,686)	(689)
Cash and cash equivalents, beginning of period	10,966	15,921
Cash and cash equivalents, end of period	$4,280	$15,232

Synacor, Inc.
Segment Results
(In thousands except percentages)
(Unaudited)
The Company operates its business in two reportable segments which are determined on the basis of the products and services provided to customers, identified as follows:
(i) Software & Services, which includes email / collaboration (Zimbra) and identity management (Cloud ID).
(ii) Portal & Advertising, which includes managed portals and advertising solutions for publishers.
The following table presents the key segment financial measures for the periods indicated. Please refer to the Reconciliation of GAAP to Non-GAAP Measures schedule for the reconciliation of Adjusted EBITDA.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Segment Revenue:
Software & Services	$10,116	$11,091	(8.8)%	$32,093	$32,837	(2.3)%
Portal & Advertising	8,413	20,275	(58.5)%	25,195	62,202	(59.5)%
Total	$18,529	$31,366	(40.9)%	$57,288	$95,039	(39.7)%

Segment Adjusted EBITDA:
Software & Services	$2,890	$3,378	(14.4)%	$10,136	$8,966	13.0%
Portal & Advertising	588	2,881	(79.6)%	(56)	8,036	(100.7)%
Unallocated Corporate Expense	(2,489)	(3,519)	29.3%	(8,323)	(10,943)	23.9%
Total	$989	$2,740	(63.9)%	$1,757	$6,059	(71.0)%

Segment Adjusted EBITDA margin*
Software & Services	28.6%	30.5%	-190 bps	31.6%	27.3%	430 bps
Portal & Advertising	7.0%	14.2%	-720 bps	(0.2)%	12.9%	-1310 bps
Total	5.3%	8.7%	-340 bps	3.1%	6.4%	-330 bps

* Adjusted EBITDA as a percent of revenue
The following tables presents a disaggregation of segment revenue for the periods indicated based upon the accounting definition of revenue recognition:
(i) Recurring = revenue recognized over time
(ii) Non-recurring = revenue recognized at a point in time

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Software & Services Revenue:
Recurring	$8,139	$8,240	(1.2)%	$24,532	$25,143	(2.4)%
Non-recurring	1,977	2,851	(30.7)%	7,561	7,334	3.1%
Discontinued Products **	—	—	—%	—	360	(100.0)%
Total	$10,116	$11,091	(8.8)%	$32,093	$32,837	(2.3)%

Portal & Advertising Revenue:
Recurring	$554	$1,274	(56.5)%	$2,659	$3,982	(33.2)%
Non-recurring	7,859	19,001	(58.6)%	22,536	58,220	(61.3)%
Total	$8,413	$20,275	(58.5)%	$25,195	$62,202	(59.5)%

Total Revenue:
Recurring	$8,693	$9,514	(8.6)%	$27,191	$29,125	(6.6)%
Non-recurring	9,836	21,852	(55.0)%	30,097	65,554	(54.1)%
Discontinued Products **	—	—	—%	—	360	—%
Total	$18,529	$31,366	(40.9)%	$57,288	$95,039	(39.7)%

** VAM video product line which was discontinued during Q1 2019.

Synacor, Inc.
Reconciliation of Adjusted Financial Measures
(In thousands except per share amounts)
(Unaudited)

	Three months ended September 30, 2020
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$18,529				$18,529
Costs and operating expenses:
Cost of revenue (1)	10,403				10,403
Technology and development (1)(2)	3,085		(405)		2,680
Sales and marketing (2)	3,410		(561)		2,849
General and administrative (1)(2)	3,238	(687)	(133)	94	2,512
Depreciation and amortization	1,991				1,991
Total costs and operating expenses	22,127	(687)	(1,099)	94	20,435
Loss from operations	(3,598)	687	1,099	(94)	(1,906)
Other expense, net	(124)				(124)
Interest expense	(37)				(37)
Loss before income taxes	(3,759)	687	1,099	(94)	(2,067)
Provision for income taxes (3)	203				203
Net loss	$(3,962)	$687	$1,099	$(94)	$(2,270)
Diluted EPS	$(0.10)	$0.02	$0.03	$—	$(0.05)

	Three months ended September 30, 2019
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$31,366				$31,366
Costs and operating expenses:
Cost of revenue (1)	15,634		(292)		15,342
Technology and development (1)(2)	5,545		(329)		5,216
Sales and marketing (2)	5,473		(192)		5,281
General and administrative (1)(2)	5,648	(1,525)	(6)	(370)	3,747
Depreciation and amortization	2,605				2,605
Total costs and operating expenses	34,905	(1,525)	(819)	(370)	32,191
Loss from operations	(3,539)	1,525	819	370	(825)
Other income, net	101				101
Interest expense	(80)				(80)
Loss before income taxes	(3,518)	1,525	819	370	(804)
Provision for income taxes (3)	207				207
Net loss	$(3,725)	$1,525	$819	$370	$(1,011)
Diluted EPS	$(0.10)	$0.04	$0.02	$0.01	$(0.03)
Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation
(3)No income tax effects to adjustments presented due to full valuation allowance.

Synacor’s management believes that certain non-GAAP measures of Adjusted Net Loss and Adjusted Diluted Earnings per Share provide investors with additional information to assess the Company’s financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

Synacor, Inc.
Reconciliation of Adjusted Financial Measures
(In thousands except per share amounts)
(Unaudited)

	Nine months ended September 30, 2020
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$57,288				$57,288
Costs and operating expenses:
Cost of revenue (1)	30,168				30,168
Technology and development (1)(2)	9,136		(405)		8,731
Sales and marketing (2)	11,581		(561)		11,020
General and administrative (1)(2)	10,978	(687)	(253)	(1,704)	8,334
Depreciation and amortization	6,430				6,430
Total costs and operating expenses	68,293	(687)	(1,219)	(1,704)	64,683
Loss from operations	(11,005)	687	1,219	1,704	(7,395)
Other income, net	218				218
Interest Expense	(146)				(146)
Loss before income taxes	(10,933)	687	1,219	1,704	(7,323)
Provision for income taxes (3)	736				736
Net loss	$(11,669)	$687	$1,219	$1,704	$(8,059)
Diluted EPS	$(0.30)	$0.02	$0.03	$0.04	$(0.21)

	Nine months ended September 30, 2019
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$95,039				$95,039
Costs and operating expenses:
Cost of revenue (1)	49,292		(292)		49,000
Technology and development (1)(2)	14,668		(329)		14,339
Sales and marketing (2)	17,014		(192)		16,822
General and administrative (1)(2)	14,068	(1,751)	(6)	(1,406)	10,905
Depreciation and amortization	7,607				7,607
Total costs and operating expenses	102,649	(1,751)	(819)	(1,406)	98,673
Loss from operations	(7,610)	1,751	819	1,406	(3,634)
Other income, net	110				110
Interest Expense	(199)				(199)
Loss before income taxes	(7,699)	1,751	819	1,406	(3,723)
Provision for income taxes (3)	757				757
Net loss	$(8,456)	$1,751	$819	$1,406	$(4,480)
Diluted EPS	$(0.22)	$0.04	$0.02	$0.04	$(0.11)

Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation
(3)No income tax effects to adjustments presented due to full valuation allowance.

Synacor’s management believes that certain non-GAAP measures of Adjusted Net Loss and Adjusted Diluted Earnings per Share provide investors with additional information to assess the Company’s financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

Contact:
FNK IR
Rob Fink
+1.646.809.4048
rob@fnkir.com

Meredith Roth VP, Marketing & Corporate Communications
Synacor
+1.770.846.1911
mroth@synacor.com